Exhibit 16

August 27, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 27, 2004, of Rainmaker Systems, Inc. and are in agreement with the statements contained in the four paragraphs on page two therein.

/s/ Ernst & Young LLP